                                                                    EXHIBIT 99.1

                    PRATTVILLE FINANCIAL SERVICES CORPORATION
                                      PROXY
                         SPECIAL MEETING OF STOCKHOLDERS
                            ___________________, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRATTVILLE FINANCIAL SERVICES CORPORATION.

The undersigned stockholder hereby appoints: ______________________, ______________________, and ______________________, and/or each of them with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at a SPECIAL MEETING OF STOCKHOLDERS OF PRATTVILLE FINANCIAL SERVICES CORPORATION (the "Corporation") to be held on the second floor of the main office of the Bank of Prattville (the "Bank"), 124 W. Main Street, Prattville, Alabama, on ________________, 2001, at 3:00 p.m., local time, and any adjournment thereof, as follows on the following matters:

1. With respect to the proposal to approve an Agreement and Plan of Merger dated August 8, 2000 among Whitney Holding Corporation ("Whitney"), Whitney National Bank, the Corporation and the Bank, pursuant to which, among other things: (a) the Corporation would merge into Whitney, as a result of which the Bank would become a wholly-owned subsidiary of Whitney and each outstanding share of common stock of the Corporation would be converted into shares of Whitney common stock as determined in accordance with the terms of the Agreement and Plan of Merger, and (b) the Bank would, in due course, merge into Whitney National Bank, a wholly-owned subsidiary of Whitney:

              [ ] For                 [ ] Against                  [ ] Abstain

2. [ ] In their discretion, to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

   [ ] Authority withheld to vote in their discretion upon such matters.

If you do not mark this proxy, your vote will be cast FOR the approval of the Agreement and Plan of Merger described in Item 1 and as if you marked the first box in Item 2.

Please date and sign exactly as the name appears on the proxy. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. IF YOU DESIRE TO EXERCISE THIS PROXY, PLEASE DATE, SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IN WITNESS WHEREOF, I have executed this document this ____ day of ____________, 20___.



                                        ----------------------------------------
                                        Signature of Stockholder



                                        ----------------------------------------
                                        Signature of Stockholder